As filed with the Securities and Exchange Commission on December 30, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NOVAVAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-2816046
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

20 Firstfield Road
Gaithersburg, Maryland 20878
(240) 268-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Barclay A. Phillips
Senior Vice President, Chief Financial Officer and Treasurer
Novavax, Inc.
20 Firstfield Road
Gaithersburg, Maryland 20878
(240) 268-2000

(Name and address, including zip code, and telephone number, including area code, of agent for service of process for registrant)

With copies to:

Paul M. Kinsella
Ropes & Gray LLP
800 Boylston Street
Boston, Massachusetts 02199
(617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee(4)
Common Stock, $0.01 par value(5)
Preferred Stock, $0.01 par value(5)
Warrants
Units
Total	$200,000,000	—	$200,000,000	$23,180

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock of Novavax, Inc., such indeterminate number of warrants to purchase common stock or preferred stock of Novavax, and such indeterminate number of units consisting of any two or more of the other securities listed in the table above and sold together as shall have an aggregate initial offering price not to exceed $200,000,000 or the equivalent thereof in one or more other currencies.
(2)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. of Form S-3. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee required pursuant to Rule 457(o) under the Securities Act.
(4)	Calculated pursuant to Rule 457(o) under the Securities Act.
(5)	Also includes an indeterminate number of shares of common stock that may be issued upon conversion or exercise, as applicable, of preferred stock or warrants registered hereunder and an indeterminate number of shares of preferred stock that may be issued upon exercise of warrants registered hereunder.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	a base prospectus which covers the offer, issuance and sale of up to $125,000,000 of our common stock, preferred stock, warrants and units; and
•	an at-the-market offering prospectus covering the offer, issuance and sale of up to $75,000,000 of our common stock pursuant to a sales agreement with FBR Capital Markets & Co.

The base prospectus immediately follows this explanatory note. The at-the-market offering prospectus immediately follows the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated December 30, 2016

PROSPECTUS

Novavax, Inc.

$125,000,000

Common Stock
Preferred Stock
Warrants
Units

We may issue and sell from time to time our common stock, preferred stock, warrants and/or units consisting of two or more of any such securities on terms to be determined at the time of sale. The preferred stock may be convertible into shares of our common stock, and the warrants may be exercisable for shares of our common stock or shares of our preferred stock. We may offer these securities separately or together in one or more offerings with a maximum aggregate offering price of $125,000,000.

We will provide a prospectus supplement each time we issue securities, specifying the terms of the securities being sold as well as the terms of that offering.

You should read this prospectus and any prospectus supplement, including any information incorporated herein and therein by reference, carefully before you invest.

The securities may be sold directly by us, through dealers, agents or underwriters designated from time to time, or through any combination of these methods. If dealers, agents or underwriters are involved in a particular sale, we will disclose their names and the nature of our arrangements with them in the applicable prospectus supplement. The net proceeds we expect to receive from any sale also will be included in the applicable prospectus supplement.

Our common stock is traded on the NASDAQ Global Select Market, or NASDAQ, under the symbol “NVAX.” On December 23, 2016, the closing price of our common stock as reported on NASDAQ was $1.39 per share. None of the other securities offered under this prospectus are publicly traded.

Investing in these securities involves a high degree of risk. See “RISK FACTORS” on page 3.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement for the securities being sold.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is           .

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf’ registration statement that we filed with the Securities and Exchange Commission (the “SEC” or “Commission”) on December 30, 2016. By using a shelf registration statement, we may, from time to time, issue and sell common stock, preferred stock, warrants and/or units consisting of our common stock, preferred stock and warrants in one or more offerings up to an aggregate maximum offering price of $125,000,000 (or its equivalent in other currencies). Each time we sell any of our securities, we will provide a prospectus supplement that will contain more specific information about the offering and the terms of the securities being sold. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or the documents incorporated by reference.

This prospectus and the prospectus supplements provide you with a general description of the Company and our securities; for further information about our business and our securities, you should refer to the registration statement and the documents incorporated by reference, as described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and in the applicable prospectus supplement (including in any documents incorporated by reference herein or therein). We have not authorized anyone to provide you with any different information. We are offering to sell our securities, and seeking offers to buy, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or in any prospectus supplement is accurate only as of the date of such document, and the information contained in any document incorporated herein or therein by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “the Company,” “Novavax,” “we,” “us” and “our” refer to Novavax, Inc.

PROSPECTUS SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this entire prospectus carefully, as well as any applicable prospectus supplement, the documents incorporated by reference into this prospectus, or the applicable prospectus supplement, and any free writing prospectus we have prepared, including the material referenced under the heading “Risk Factors”.

NOVAVAX

Novavax is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of recombinant nanoparticle vaccines and adjuvants. Using innovative proprietary recombinant nanoparticle vaccine platform technology, we produce vaccine candidates to efficiently and effectively respond to both known and emerging disease threats. Our vaccine candidates are genetically engineered three-dimensional nanostructures that incorporate recombinant proteins critical to disease pathogenesis. Our product pipeline targets a variety of infectious diseases with clinical vaccine candidates for respiratory syncytial virus (RSV) and Ebola virus (EBOV), and preclinical programs for Zika virus, seasonal influenza and a combination respiratory vaccine candidate, as well as other infectious disease vaccine candidates.

We are also developing proprietary technology for the production of immune stimulating saponin-based adjuvants through our wholly owned Swedish subsidiary, Novavax AB. Our lead adjuvant, Matrix-MTM, has been successfully tested in a Phase 1/2 clinical trial for our pandemic H7N9 influenza virus-like particle (VLP) vaccine candidate, and in a Phase 1 clinical trial for our EBOV vaccine candidate. Genocea Biosciences, Inc. (Genocea) has licensed rights to our Matrix technology and has conducted Phase 2 clinical trials with its herpes simplex 2 vaccine candidate using Matrix-M.

Novavax was incorporated in 1987 under the laws of the State of Delaware. Our principal executive offices are located at 20 Firstfield Road, Gaithersburg, Maryland, 20878. Our telephone number is (240) 268-2000 and our website address is www.novavax.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. For a discussion of the factors you should carefully consider before deciding to purchase any of our securities, please review the cautionary information included in the documents incorporated by reference, including “Part I, Item 1A — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 29, 2016, and “Part II, Item 1A — Risk Factors” in our Quarterly Report on Form 10-Q for the period ended September 30, 2016, filed with the SEC on November 9, 2016, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. The risks and uncertainties described in that section and in the other documents incorporated by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If negative events occur, our business, financial condition, results of operations, and prospects would suffer. In that event, the market price of our securities could decline, and you may lose all or part of your investment.

USE OF PROCEEDS

The use of proceeds from the disposition of securities covered by this prospectus will be as set forth in the applicable prospectus supplements.

PLAN OF DISTRIBUTION

General

We may sell the securities being offered hereby from time to time in one or more of the following ways:

•	through one or more underwriters;
•	through dealers, who may act as agents or principal (including in a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction);
•	directly to one or more counter-parties;
•	through agents;
•	through registered direct offerings;
•	as part of a collaboration with a third party;
•	as part of an acquisition or merger with a third party;
•	through at-the-market issuances;
•	in privately negotiated transactions; and
•	in any combination of these methods of sale.

We will set forth in a prospectus supplement the terms of the offering, including:

•	the name or names of any agents, underwriters or dealers;
•	the terms of the securities being offered, including the purchase price and the proceeds we will receive from the sale;
•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any options under which underwriters may purchase additional securities from us; and
•	any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers and agents and will describe their compensation. We may have agreements with underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Underwriters

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the sale of the securities. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions, and the underwriters will be obligated to purchase all of the securities if any are purchased.

The securities subject to an underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Agents

We may designate agents who agree to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Unless the prospectus supplement provides otherwise, agents will act on a best efforts basis for the period of their appointment. Agents may receive compensation in the form of commissions, discounts, or concessions from us. Agents may also receive compensation from the purchasers of the securities. Each particular agent will receive compensation from us in amounts negotiated in connection with the sale, which might be in excess of customary commissions.

Dealers

We may also sell securities to dealers acting as principals. If we sell our securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of a dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

Direct Sales

We may also sell securities directly to one or more purchasers, in which case underwriters or agents would not be involved in the transaction.

Institutional Purchasers

Further, we may authorize agents, underwriters, or dealers to solicit offers by certain types of purchasers to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in an applicable prospectus supplement.

Indemnification

We may indemnify underwriters, dealers, or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers, or agents may be required to make.

DESCRIPTION OF OUR CAPITAL STOCK

Set forth below is a summary of the material terms of our capital stock. This summary is not complete. We encourage you to read our amended and restated certificate of incorporation, as amended through June 18, 2015, and our amended and restated by-laws, both of which are included as exhibits to the registration statement of which this prospectus is a part.

General

Our authorized capital stock consists of: (1) 600,000,000 shares of common stock, par value $0.01 per share, of which 271,245,967 shares were outstanding as of December 23, 2016, and (2) 2,000,000 shares of preferred stock, par value $0.01 per share, none of which were outstanding on December 23, 2016.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights.

Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock. Upon the liquidation, dissolution, or winding up of the Company, the holders of our common stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock are not entitled to pre-emptive rights or any rights of conversion. Outstanding shares of our common stock are, and the shares covered by this prospectus would be expected to be, when issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “NVAX.” On December 23, 2016, the closing price of our common stock as reported on the NASDAQ Global Select Market was $1.39 per share.

The registrar and transfer agent for our common stock is Computershare Limited, 250 Royall Street, Canton, MA 02021.

Preferred Stock

The board of directors may, without further action by the stockholders, issue preferred stock in one or more series and fix the rights and preferences thereof. Our amended and restated certificate of incorporation grants the board of directors authority to issue preferred stock and to determine its rights and preferences without the need for further stockholder approval.

Examples of rights and preferences the board of directors may fix include dividend rates, conversion rights, voting rights, pre-emptive rights, terms of redemption (including sinking fund provisions), redemption prices, and liquidation preferences. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to the offering of shares of that particular series of preferred stock and may include, among other things:

•	the title and stated value;
•	the number of shares authorized;
•	the liquidation preference per share;
•	the purchase price;
•	the dividend rate, period and payment date, and method of calculation (including whether cumulative or non-cumulative), if any;
•	terms and amount of any sinking fund, if applicable;
•	provisions for redemption or repurchase, if applicable, and any restrictions on the ability of the Company to exercise such redemption and repurchase rights;
•	conversion rights and rates, if applicable, including the conversion price and how and when it will be calculated and adjusted;
•	voting rights, if any;
•	preemptive rights, if any;
•	restrictions on sale, transfer, and assignment, if any;
•	the relative ranking and preferences of the preferred stock; and
•	any other specific terms, rights or limitations of, or restrictions on, such preferred stock.

Provisions of our Amended and Restated Certificate of Incorporation, Amended and Restated By-laws, and Delaware Law

Certain provisions of our amended and restated certificate of incorporation and amended and restated by-laws may be deemed to have an anti-takeover effect and may prevent, delay, or defer a tender offer or takeover attempt that a stockholder may deem in his, her, or its best interest. The existence of these provisions also could limit the price that investors might be willing to pay for our securities. Such provisions include:

Staggered Board, Removal of Directors, and Charter Amendments relating to the Board

Our amended and restated certificate of incorporation and amended and restated by-laws provide for the division of our board of directors into three classes, with no one class having more than one more director than any other class, serving staggered three year terms. Our amended and restated certificate of incorporation provides that any amendments to the charter relating to the number, classes, election, term, removal, vacancies, and related provisions with respect to the board of directors may only be made by the affirmative vote of the holders of at least 75% of the shares of capital stock issued and outstanding and entitled to vote. These provisions may have the effect of making it more difficult for a third party to acquire control of the Company, or of discouraging a third party from attempting to acquire control of the Company.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the NASDAQ Stock Market. These additional shares may be utilized for a variety of corporate purposes. In particular, our board of directors could issue shares of preferred stock that could, depending on the terms of the series, impede the completion of a takeover effort. Our board of directors may determine that the issuance of such shares of preferred stock is in the best interest of the Company and our stockholders. Such issuance could discourage a potential acquiror from making an unsolicited acquisition attempt through which such acquiror may be able to change the composition of the board, including a tender offer or other transaction a majority of our stockholders might believe to be in their best interest or in which stockholders might receive a substantial premium for their stock over the then-current market price.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our amended and restated by-laws provide that a stockholder seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors, must provide timely notice of such stockholder’s intention in writing. To be timely, a stockholder nominating individuals for election to the Board of Directors or proposing business must provide advanced notice to the Company not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting of stockholders or, in the case of any special meeting, not less than 60 days nor more than 90 days prior to the special meeting, unless, in the case of annual meeting, such meeting occurs more than 30 days before or after such anniversary date, or, in the case of a special meeting, such meeting occurs less than 100 days after notice or public disclosure of the date of the special meeting is given or made, in which cases notice will be timely if received not later than the close of business on the tenth day after the day on which notice or public announcement of the date of such meeting was made.

Limits on Ability of Stockholders to Act by Written Consent

Our amended and restated certificate of incorporation provides that our stockholders may not act by written consent. In addition, our amended and restated certificate of incorporation requires that special meetings of stockholders be called only by our board of directors, our chief executive officer, or our president if there is no chief executive officer. Further, business transacted at any special meeting of stockholders is limited to matters relating to the purpose or purposes stated in the notice of meeting. This limit on the ability of our stockholders to act by written consent or to call a special meeting may lengthen the amount of time required to take stockholder proposed actions.

Section 203 of the General Corporation Law of the State of Delaware

We are subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with an interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•	upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers, and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is any person who, together with such person’s affiliates and associates (1) owns 15% or more of a corporation’s voting securities or (2) is an affiliate or associate of a corporation and was the owner of 15% or more of the corporation’s voting securities at any time within the three year period immediately preceding a business combination governed by Section 203. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve.

DESCRIPTION OF WARRANTS

This description only summarizes the terms of warrants that we may offer under this prospectus and related warrant agreements and certificates. You should refer to the warrant agreement, including the form of warrant certificate representing the warrants, relating to the specific warrants being offered for complete terms, which would be provided at the time of such offering. Such warrant agreement, together with the warrant certificate, would be filed with the SEC in connection with the offering of the specific warrants.

We may issue warrants for the purchase of common or preferred stock. Warrants may be issued independently or together with common or preferred stock, and may be attached to or separate from any offered securities.

We may evidence a series of warrants by warrant certificates that we issue under a separate warrant agreement. We may enter into a warrant agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.

The particular terms of any series of warrants will be described in the prospectus supplement relating to the series. Those terms may include:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;
•	the terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities issuable upon exercise of such warrants may be acquired;
•	the dates on which the right to exercise such warrants will commence and expire;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of shares of common or preferred stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement. We will set forth on the reverse side of the applicable certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the preferred stock or common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends.

DESCRIPTION OF OUR UNITS

We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as detailed in the prospectus supplement relating to units being offered. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•	a description of the terms of any unit agreement governing the units;
•	a description of the provisions for the payment, settlement, transfer, or exchange of the units; and
•	whether the units will be issued in fully registered or global form.

DIVIDEND POLICY

We have never paid cash dividends on our common stock. We currently anticipate that we will retain any earnings for use in the development of our business and do not anticipate paying any cash dividends in the foreseeable future.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, our counsel Ropes & Gray LLP, Boston Massachusetts, will pass upon the validity of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of Novavax, Inc. at December 31, 2015 and for each of the two years in the period ended December 31, 2015, appearing in Novavax Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of Novavax Inc.’s internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements for the year ended December 31, 2013, incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC registering the offer and sale of our securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement, its exhibits, and the information incorporated in this prospectus for additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than, in each case, any document or portion of a document that is deemed not to be filed) after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 29, 2016;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, filed with the SEC on May 5, 2016, June 30, 2016, filed with the SEC on August 9, 2016 and September 30, 2016, filed with the SEC on November 9, 2016;
•	our Current Reports on Form 8-K, filed with the SEC on January 29, 2016, February 5, 2016, June 10, 2016, September 20, 2016 and November 16, 2016; and
•	the description of our common stock contained in the Registration Statement on Form 10 filed with the SEC on September 14, 1995, including any amendments or reports filed for the purpose of updating such description.

You may obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing or telephoning us at the following address:

Investor Relations
Novavax, Inc.
20 Firstfield Road
Gaithersburg, MD 20878
(240) 268-2000
ir@novavax.com

These filings are also made available, free of charge, on our website at www.novavax.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated December 30, 2016

PROSPECTUS

Novavax, Inc.

$75,000,000 of Common Stock

This prospectus relates to the issuance and sale of up to $75,000,000 of our common stock from time to time through our sales agent, FBR Capital Markets & Co., or FBR. We have entered into a sales agreement with FBR relating to the shares of our common stock offered by this prospectus.

You should read this prospectus, including any information incorporated herein by reference, carefully before you invest.

Our common stock is quoted on the NASDAQ Global Select Market, or NASDAQ, under the symbol “NVAX”. On December 23, the closing price of our common stock as reported on NASDAQ was $1.39 per share.

Sales of shares of our common stock, if any, under this prospectus may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, which includes sales made directly on the NASDAQ Global Select Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Unless we and FBR otherwise agree, we will pay FBR a commission of up to 2.0% of the gross proceeds of the sales price per share. The net proceeds to us that we receive from sales of our common stock will depend on the number of shares actually sold and the offering price for such shares. Based on the closing price of our common stock on December 23, 2016, because we are limited to the sale of common stock with gross proceeds aggregating $75,000,000, the maximum number of shares we could sell would be 53,956,834. We estimate the maximum total expenses of this offering will be approximately $1,800,000. If 53,956,834 shares of common stock were sold at the December 23, 2016 closing sales price, we would receive $75,000,000 in gross proceeds, or approximately $73,200,000 in net proceeds. The actual proceeds to us will depend on the number of shares we sell and the price in such sales.

In connection with the sale of common stock on our behalf, FBR will be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of FBR will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to FBR against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Investing in these securities involves a high degree of risk. See “RISK FACTORS” on page A-4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

FBR

The date of this Prospectus is

A-i

ABOUT THIS PROSPECTUS

This prospectus relates to part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC” or “Commission”) on December 30, 2016. This prospectus includes or incorporates by reference important information about us, our common stock, and other matters you should know before investing. You should read this prospectus as well as additional information described under “Where You Can Find More Information” before making an investment decision.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus or in any free writing prospectuses we provide you. We have not, and FBR has not, authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and FBR is not, offering to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than as of the date of this prospectus or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus or any sale of our common shares. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “the Company,” “Novavax,” “we,” “us” and “our” refer to Novavax, Inc.

PROSPECTUS SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this entire prospectus carefully, as well as the documents incorporated by reference and any free writing prospectus we provide to you, including the information referred to under the heading “Risk Factors”.

NOVAVAX

Novavax is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of recombinant nanoparticle vaccines and adjuvants. Using innovative proprietary recombinant nanoparticle vaccine platform technology, we produce vaccine candidates to efficiently and effectively respond to both known and emerging disease threats. Our vaccine candidates are genetically engineered three-dimensional nanostructures that incorporate recombinant proteins critical to disease pathogenesis. Our product pipeline targets a variety of infectious diseases with clinical vaccine candidates for respiratory syncytial virus (RSV) and Ebola virus (EBOV), and preclinical programs for Zika virus, seasonal influenza and a combination respiratory vaccine candidate, as well as other infectious disease vaccine candidates.

We are also developing proprietary technology for the production of immune stimulating saponin-based adjuvants through our wholly owned Swedish subsidiary, Novavax AB. Our lead adjuvant, Matrix-MTM, has been successfully tested in a Phase 1/2 clinical trial for our pandemic H7N9 influenza virus-like particle (VLP) vaccine candidate, and in a Phase 1 clinical trial for our EBOV vaccine candidate. Genocea Biosciences, Inc. (Genocea) has licensed rights to our Matrix technology and has conducted Phase 2 clinical trials with its herpes simplex 2 vaccine candidate using Matrix-M.

Novavax was incorporated in 1987 under the laws of the State of Delaware. Our principal executive offices are located at 20 Firstfield Road, Gaithersburg, Maryland, 20878. Our telephone number is (240) 268-2000 and our website address is www.novavax.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

THE OFFERING

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, you should read the section entitled “Description of Common Stock” and the documents referred to therein.

Issuer
Novavax, Inc.
Common stock offered
Up to $75,000,000 of common stock.
Manner of offering
Sales of shares of our common stock under this prospectus may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, which includes sales made directly on the NASDAQ Global Select Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. FBR will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NASDAQ Global Select Market. See “Plan of Distribution.”
Use of proceeds
We intend to use the net proceeds from this offering for general corporate purposes, including working capital, capital expenditures, research and development expenditures, and clinical trial expenditures.
Risk factors
Your investment in our common shares involves substantial risks. You should consider the matters referred to under the heading “Risk Factors”, including the risk factors incorporated by reference from our filings with the SEC.
NASDAQ ticker symbol
NVAX

RISK FACTORS

Investing in our securities involves a high degree of risk. For a discussion of the cautionary information you should carefully consider before deciding to purchase any of our securities, please review the risk factors included in the documents incorporated by reference in this prospectus, including “Part I, Item 1A — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 29, 2016, and “Part II, Item 1A — Risk Factors” in our Quarterly Report on Form 10-Q for the period ended September 30, 2016, filed with the SEC on November 9, 2016, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. The risks and uncertainties described in the documents incorporated by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If negative events occur, our business, financial condition, results of operations, and prospects would suffer. In that event, the market price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock. Assuming that an aggregate of 53,956,834 shares of our common stock are sold at a price of $1.39 per share pursuant to this prospectus which was the last reported sale price of our common stock on the NASDAQ Global Select Market on December 23, 2016, we would receive aggregate gross proceeds of $75,000,000. After deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $1.17 per share, representing a difference between our as adjusted net tangible book value per share as of September 30, 2016 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

USE OF PROCEEDS

From time to time, we may sell shares of our common stock pursuant to the sales agreement with FBR, which may result in aggregate gross proceeds of up to $75,000,000 and aggregate net proceeds of approximately $73,200,000. Because there is no minimum amount of shares of our common stock that must be sold pursuant to our sales agreement with FBR, the actual number of shares of our common stock sold and aggregate net proceeds to us are not presently determinable and may be substantially less than the amounts set forth above.

We intend to use net proceeds of this offering for general corporate purposes, including working capital, product development, and capital expenditures, as well as acquisitions and other strategic purposes.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of September 30, 2016 was approximately $(2.9) million, or approximately $(0.01) per share of common stock based upon 271,238,467 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of September 30, 2016. Assuming the shares available for sale pursuant to this prospectus are sold at a purchase price of $1.39, the closing price of our common stock on December 23, 2016, based on the approximately 53,956,834 shares offered hereunder are sold and after giving effect to such sale, our as-adjusted net tangible book value would have been approximately $70.3 million, or approximately $0.22 per share of common stock based upon 325,195,301 shares outstanding. This represents an immediate increase in net tangible book value of $0.23 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.17 per share to new investors. The following table illustrates this calculation on a per share basis:

Offering price per share		$1.39	(1)
Net tangible book value per share as of September 30, 2016	$(0.01)
Increase in net tangible book value per share attributable to the offering	$0.23
As-adjusted net tangible book value per share after giving effect to the offering		$0.22
Dilution in net tangible book value per share to new investors		$1.17

(1)	Assuming a purchase price of $1.39, the closing price of our common stock on December 23, 2016.

The foregoing table excludes the following, each as of September 30, 2016:

•	32,651,757 shares of our common stock reserved for issuance upon the exercise of outstanding stock options at a weighted average exercise price of $5.27 per share;
•	1,636,938 shares of our common stock reserved for issuance under our Employee Stock Purchase Plan; and
•	12,812,247 shares of our common stock reserved for future awards under our 2015 Stock Incentive Plan, as amended.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with FBR Capital Markets & Co., or FBR, under which we may sell an aggregate of up to $75,000,000 in gross proceeds of our common stock from time to time through FBR, as our agent for the offer and sale of the common stock. The actual dollar amount and number of shares of common stock we sell pursuant to the sales agreement will be dependent on, among other things, market conditions and our fund raising requirements. FBR may sell the common stock by any method deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NASDAQ Global Select Market, on any other existing trading market for the common stock or to or through a market maker.

Each time that we wish to sell common stock under the sales agreement, we will provide FBR with a placement notice describing the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one day and any minimum price below which sales may not be made.

Upon receipt of a placement notice from us, and subject to the terms and conditions of the sales agreement, FBR has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations, and the rules of the NASDAQ Global Select Market to sell such shares up to the amount specified. The settlement between us and FBR of each sale will occur on the third trading day following the date on which the sale was made or on some other date that is agreed upon by us and FBR in connection with a particular transaction. The obligation of FBR under the sales agreement to sell our common stock pursuant to a placement notice is subject to a number of conditions.

We will pay FBR a commission of up to 2.0% of the gross proceeds of the sale price per share. FBR may also receive customary brokerage commissions from purchasers of the common stock in compliance with FINRA Rule 2121. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to FBR under the terms of the sales agreement, will be approximately $300,000.

Based on the closing price of our common stock on December 23, 2016, because we are limited to the sale of common stock with gross proceeds aggregating $75,000,000, the maximum number of shares we could sell is approximately 53,956,834. If 53,956,834 shares of common stock were sold at the December 23, 2016 closing sales price, we would receive approximately $75,000,000 in gross proceeds, or approximately $73,500,000 in proceeds net of FBR’s fee. The actual proceeds to us will vary depending on the number of share sold and the prices of such sales. Because there is no minimum offering amount required, the actual total may be substantially less than the maximum amount set forth above.

In connection with the sale of our common stock contemplated in this prospectus, FBR will be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation paid to FBR will be deemed to be underwriting commissions or discounts. We have agreed to indemnify FBR against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and FBR may agree upon. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

The offering of our common stock pursuant to the sales agreement will terminate on the earlier of (1) the sale of all of our common stock subject to the sales agreement, or (2) termination of the sales agreement by us or FBR. FBR may terminate the sales agreement at any time in certain circumstances, including the occurrence of a material adverse change that, in FBR’s reasonable judgment, may impair its ability to sell the common stock, our failure to satisfy any condition under of the sales agreement, or a suspension or limitation of trading of our common stock on NASDAQ. We may terminate the sales agreement at any time upon 10 days prior notice, and FBR may terminate the sales agreement at any time upon 10 days prior notice.

This is a brief summary of the material provisions of the sales agreement and does not purport to be a complete statement of its terms and conditions. The sales agreement has been filed with the SEC and is included as an exhibit to the registration statement of which this prospectus forms a part.

DESCRIPTION OF OUR COMMON STOCK

Set forth below is a summary of the material terms of our common stock. This summary is not complete. We encourage you to read our amended and restated certificate of incorporation, as amended through June 18, 2015, and our amended and restated by-laws, both of which are included as exhibits to the registration statement of which this prospectus is a part.

General

Our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.01 per share, of which 271,245,967 shares were outstanding as of December 23, 2016.

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights.

Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock. Upon the liquidation, dissolution, or winding up of the Company, the holders of our common stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock are not entitled to pre-emptive rights or any rights of conversion. Outstanding shares of our common stock are, and the shares covered by this prospectus would be expected to be, when issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “NVAX.” On December 23, 2016, the closing price of our common stock as reported on the NASDAQ Global Select Market was $1.39 per share.

The registrar and transfer agent for our common stock is Computershare Limited, 250 Royall Street, Canton, MA 02021.

Provisions of our Amended and Restated Certificate of Incorporation, Amended and Restated By-laws, and Delaware Law

Certain provisions of our amended and restated certificate of incorporation and amended and restated by-laws may be deemed to have an anti-takeover effect and may prevent, delay, or defer a tender offer or takeover attempt that a stockholder may deem in his, her, or its best interest. The existence of these provisions also could limit the price that investors might be willing to pay for our securities. Such provisions include:

Staggered Board, Removal of Directors, and Charter Amendments relating to the Board

Our amended and restated certificate of incorporation and amended and restated by-laws provide for the division of our board of directors into three classes, with no one class having more than one more director than any other class, serving staggered three year terms. Our amended and restated certificate of incorporation provides that any amendments to the charter relating to the number, classes, election, term, removal, vacancies, and related provisions with respect to the board of directors may only be made by the affirmative vote of the holders of at least 75% of the shares of capital stock issued and outstanding and entitled to vote. These provisions may have the effect of making it more difficult for a third party to acquire control of the Company, or of discouraging a third party from attempting to acquire control of the Company.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the NASDAQ Stock Market. These additional shares may be utilized for a variety of corporate purposes. In particular, our board of directors could issue shares of preferred stock that could, depending on the terms of the series, impede the completion of a takeover effort. Our board of directors may determine that the issuance of such shares of preferred stock is in the best interest of the Company and our stockholders. Such issuance could discourage a potential acquiror from making an unsolicited acquisition attempt through which such acquiror may be able to change the composition of the board, including a tender offer or other transaction a majority of our stockholders might believe to be in their best interest or in which stockholders might receive a substantial premium for their stock over the then-current market price.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our amended and restated by-laws provide that a stockholder seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors, must provide timely notice of such stockholder’s intention in writing. To be timely, a stockholder nominating individuals for election to the Board of Directors or proposing business must provide advanced notice to the Company not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting of stockholders or, in the case of any special meeting, not less than 60 days nor more than 90 days prior to the special meeting, unless, in the case of annual meeting, such meeting occurs more than 30 days before or after such anniversary date, or, in the case of a special meeting, such meeting occurs less than 100 days after notice or public disclosure of the date of the special meeting is given or made, in which cases notice will be timely if received not later than the close of business on the tenth day after the day on which notice or public announcement of the date of such meeting was made.

Limits on Ability of Stockholders to Act by Written Consent

Our amended and restated certificate of incorporation provides that our stockholders may not act by written consent. In addition, our amended and restated certificate of incorporation requires that special meetings of stockholders be called only by our board of directors, our chief executive officer, or our president if there is no chief executive officer. Further, business transacted at any special meeting of stockholders is limited to matters relating to the purpose or purposes stated in the notice of meeting. This limit on the ability of our stockholders to act by written consent or to call a special meeting may lengthen the amount of time required to take stockholder proposed actions.

Section 203 of the General Corporation Law of the State of Delaware

We are subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with an interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•	upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers, and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is any person who, together with such person’s affiliates and associates (1) owns 15% or more of a corporation’s voting securities or (2) is an affiliate or associate of a corporation and was the owner of 15% or more of the corporation’s voting securities at any time within the three year period immediately preceding a business combination governed by Section 203. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve.

DIVIDEND POLICY

We have never paid cash dividends on our common stock. We currently anticipate that we will retain any earnings for use in the development of our business and do not anticipate paying any cash dividends in the foreseeable future.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. FBR is being represented in connection with this offering by Duane Morris LLP, Newark, New Jersey.

EXPERTS

The consolidated financial statements of Novavax, Inc. at December 31, 2015 and for each of the two years in the period ended December 31, 2015, appearing in Novavax Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of Novavax Inc.’s internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements for the year ended December 31, 2013, incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC registering the offer and sale of our common stock offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement, its exhibits and the information incorporated in this prospectus for additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than, in each case, any document or portion of a document that is deemed not to be filed) after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus or otherwise terminate this offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 29, 2016;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, filed with the SEC on May 5, 2016, June 30, 2016, filed with the SEC on August 9, 2016 and September 30, 2016, filed with the SEC on November 9, 2016;
•	our Current Reports on Form 8-K, filed with the SEC on January 29, 2016, February 5, 2016, June 10, 2016, September 20, 2016 and November 16, 2016; and
•	the description of our common stock contained in the Registration Statement on Form 10 filed with the SEC on September 14, 1995, including any amendments or reports filed for the purpose of updating such description.

You may obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing or telephoning us at the following address:

Investor Relations
Novavax, Inc.
20 Firstfield Road
Gaithersburg, MD 20878
(240) 268-2000
ir@novavax.com

These filings are also made available, free of charge, on our website at www.novavax.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

$75,000,0000

Common Stock

PROSPECTUS

FBR

            , 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions). All amounts are estimated.

SEC registration fee	$23,180
Printing and engraving fees	6,820
Legal fees and expenses	125,000
Accounting fees and expenses	145,000
Transfer Agent and Registrar Fees	*
Miscellaneous	*
Total	*

*	These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Our amended and restated certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Our amended and restated certificate of incorporation also provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless and only to the extent that the Court of Chancery of Delaware determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If we do not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with our directors and certain of our officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and amended and restated by-laws, and intend to enter into indemnification agreements with any new directors and executive officers in the future. We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Also see “Undertakings.”

Item 16. Exhibits.

Exhibit No.	Description
1.1*	Form of At Market Issuance Sales Agreement by and between Novavax, Inc. and FBR Capital Markets & Co.
3.1	Second Amended and Restated Certificate of Incorporation of the Registrant dated June 18, 2015 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed on August 10, 2015).
3.2	Amended and Restated By-Laws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 12, 2013).
4.1	Specimen stock certificate for shares of common stock, par value $.01 per share (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 10, File No. 0-26770, filed September 14, 1995).
4.3 †	Certificate of Designation of Preferred Stock.
4.4 †	Form of Warrant Agreement and Warrant Certificate.
4.5 †	Form of Unit Agreement.
5.1*	Opinion of Ropes & Gray LLP relating to base prospectus.
5.2*	Opinion of Ropes & Gray LLP relating to sales agreement prospectus.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
23.3*	Consent of Ropes & Gray LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith.
†	To be filed if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

(A)	Paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
(B)	Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(C)	Provided further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)	That, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For the purpose of determining any liability under the Securities Act of 1933:
(i)	the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(ii)	each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Novavax, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland on the 30th day of December 2016.

NOVAVAX, INC.

By:	/s/ Stanley C. Erck Stanley C. Erck President, Chief Executive Officer and Director

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Novavax, Inc., a Delaware corporation, hereby severally constitute Stanley C. Erck, and Barclay A. Phillips, and each of them singly, our true and lawful attorney with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments or supplements thereto (including registration statements filed pursuant to Rule 462(b)), and generally to do all such things in our names and in our capacities as officers and directors to enable Novavax, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE
/s/ Stanley C. Erck Stanley C. Erck	President, Chief Executive Officer and Director (Principal Executive Officer)	December 30, 2016
/s/ Barclay A. Phillips Barclay A. Phillips	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Principal Accounting Officer)	December 30, 2016
/s/ James F. Young James F. Young	Chairman of the Board of Directors	December 30, 2016
/s/ Gail K. Boudreaux Gail K. Boudreaux	Director	December 30, 2016
/s/ Richard H. Douglas Richard H. Douglas	Director	December 30, 2016
/s/ Gary C. Evans Gary C. Evans	Director	December 30, 2016
/s/ Michael A. McManus Michael A. McManus	Director	December 30, 2016
/s/ Rajiv I. Modi Rajiv I. Modi	Director	December 30, 2016